Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004

AGREEMENT made effective as of the _11th_ day of _May, 2004, between CURTIS, INC., a Minnesota company with its principal place of business at 2155 Niagara Lane. N. Minneapolis, Minnesota 55447 hereinafter referred to as "Company", and CinTel Co., Ltd., a Seoul company with its principal place of business at
#891-43  MSA  Bldg.   Daechi-dong  7th  Fl.   Gangnam-gu,   Seoul,  KOREA  (fax:
82-2-508-2341;  Tel :  82-2-544-6700  (Ext  201);  email:  sdkim@cintelcorp.net)
hereinafter referred to as "Reseller".

WHEREAS, Company is the manufacturer of products that Company has designated, or that Company hereafter may designate, on the attached Exhibit A as revised from time to time (hereinafter "Products" or "a Product"); and

WHEREAS, Reseller has expressed a desire to engage in the sale and distribution of such Products; and

WHEREAS, Company has agreed to appoint Reseller to act as such on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties agree as follows:

1. APPOINTMENT

      (a) Company appoints Reseller as an authorized retail reseller and reseller for the period commencing on the above date and ending in two (2) years from the above date, or on any earlier date upon which termination of this Agreement may become effective (the "term of this Agreement"). In the event that this agreement is not terminated, the agreement will automatically renew for an additional two (2) year period.

      (b) Neither Reseller nor any of its officers, agents or employees is authorized to bind Company or to transact business for the account of Company in any way whatsoever. The relationship of the parties is that of buyer and seller, and this Agreement shall not be deemed to create any agency or joint venture between the parties.

2. OBLIGATIONS OF RESELLER

      (a) Reseller shall use its best efforts to sell and promote the sale of Products. Reseller acknowledges its obligation to maintain the high standard associated with and the good will symbolized by Products, and to safeguard the interests of Company and to refrain from any conduct which would lessen the image of Company or Products.

      (b) Company is entering into this Agreement in reliance upon the representations, warranties and agreements of Reseller that (i) the persons who on the date of this Agreement participate in the ownership and control of Reseller will be the only persons who have any interest, of record or beneficially, in Reseller; (ii) no other person, firm or corporation has or will have any right, option or privilege under any circumstances to acquire any interest, of record or beneficially, in Reseller; (iii) Reseller will provide written notice to Company prior to any contemplated change in the control of Reseller, or in the identity of the persons who have authority and responsibility for the management of Reseller's business. Failure to notify Company in writing is grounds for termination of Agreement. If a change in control of Reseller occurs which may reasonably be deemed adverse to Company, Company has the option to terminate this Agreement immediately.


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                      Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004


      (c) Reseller will hold as confidential and proprietary any information that is given by Company to Reseller. Items deemed confidential include, but are not limited to; price lists, product plans, and commercial relationships.

3. SALES OF PRODUCTS

      (a) Company will sell Products to Reseller, all such Products, other than tools and maintenance equipment, to be purchased by Reseller for resale subject to the provisions of section 15 regarding a nonexclusive limited license.

      (b) Reseller's appointment as an authorized Company reseller shall be exclusive to the following geographic areas: South Korea

      (c) The term of geographic exclusivity is to be two years, which will automatically renew for an additional period of two years upon the second anniversary if not terminated by either party. Termination of the agreement is covered in Section 12.

      (d) Leads given by Company directly to Reseller shall be used to sell Company's products, and products sold will be ordered from Company directly by Reseller.

      (e) Company agrees that if Reseller registers a potential prospect, that Company will refrain from any direct sale to the prospect. A potential prospect must have a valid and current quotation from Reseller for Company's products to qualify for registration. A prospect is defined as the group or division within the enterprise that received the quotation.

      (f) Registration of prospects will occur in required periodic sales forecasts as specified in Section 5.

      (g) Reseller agrees not to promote, sell or service a competitive line of products to Company.

      (h) Company agrees not to appoint another reseller or sales agent in the assigned geographic territory during the period of exclusivity. Company also agrees not to sell directly into the geographic area where Reseller has geographic exclusivity. Company also agrees to forward commercial inquiries received from the exclusive territory to Reseller.

      (i) Company retains the right to develop OEM relationships where Company Products are embedded into other products and are promoted and sold as a system, and not as components that would compete with Reseller under a brand other than Company.


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                      Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004

4. PRICES; PAYMENT FOR PRODUCTS

      (a) Company will sell Products to Reseller at such prices as may be announced from time to time by Company, which prices shall be based upon the suggested retail selling price less a discount which has been established in Exhibit A. Reseller will also pay any tax imposed --------- by any law of the United States, or any state, municipality or other taxing authority, on the manufacture, ownership, distribution, use or sale of any such Products if the same is not included in the invoice price payable to Company by Reseller. Company represents and warrants that currently, it is not aware of any such tax that would be applicable to any sale made to Reseller under this Agreement. Reseller will be responsible for any customs, duties, and any other shipping charges if the same is not included in the invoice price payable to Company by Reseller. Company will keep Reseller informed of any changes or additions made from time to time in suggested retail prices, or discount schedules, and Company reserves the right to change such prices or discounts from time to time, upon notice of 10 days to Reseller to that effect, by written notice pursuant to Section 21, provided no change in amounts charged to Reseller shall apply to Products which have been shipped to Reseller prior to the effective date of such change.

      (b) For the first six (6) months of the agreement, and to be negotiated thereafter; payment of the full purchase price of the Products shall be made by Reseller in full by wire transfer (T/T) two business days prior to shipping, with the exception of those products specified as special order (-S) which will require prepayment prior to manufacturing. Interest will be charged on the outstanding balance at the rate of 1.0 percent per month for each month (or, if part of a month, then ratably) after 30 days after invoicing or at the highest rate allowed by law. The amount of such payment shall include any additional charges or taxes payable under the foregoing paragraph (a) of this Section 4.

      (c) Should Reseller fail to pay for, or fail to comply with any agreed financing arrangement in respect of, any Products which have been ordered by Reseller within ten days after notice by Company that such Products are ready for shipment to Reseller, Company may, with respect to any such Products (i) cause the same to be stored at expense of Reseller; or (ii) cause them to be shipped elsewhere
            (including return to Company) and Reseller shall pay to Company promptly upon demand, the expense sustained by Company for storing, handling and shipping occasioned thereby; or (iii) sell such Products directly to any other persons, firm or corporation without obligation to pay any sum to Reseller. Reseller agrees that in the event of any such non-payment or failure Company shall be entitled to set off any deposit paid in respect of the Products involved against any claims Company may then or thereafter have against Reseller. The foregoing rights of Company are in addition to, and not in lieu of, any rights or remedies it may have by law as an unpaid seller. Any such stopped shipments shall be considered to have been cancelled by Reseller for purposes of this Agreement. Late payment may be deemed a breach of Reseller's obligations at Company's option and is grounds for termination of this Agreement by Company upon proper written notice.

      (d) Reseller shall execute and deliver, and shall where appropriate cooperate with Company in causing to be filed with the appropriate authorities, any and all statements and documents required or permitted by the Uniform Commercial Code and any other local laws for the protection of an unpaid seller. Company shall have a continuing security interest in Products in Reseller's possession, including proceeds therefrom, which are acquired by Reseller on credit from Company.


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                      Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004

      (e) Company shall at all times have the right to retain or retake possession of Products until paid in full there for. The cost of such retention or repossession, including any counsel fees and expenses, shall be paid by Reseller.

      (f) All risk of loss or damage after shipment shall be borne by Reseller.

      (g) All shipments are FOB Minneapolis, Minnesota or the then current manufacturing facility of Company.

5. FORECASTS; ORDERS AND REPORTS

      (a) Reseller shall furnish to Company the following reports: (i) a report as specified by Company from time to time, showing Products held in stock by Reseller at the commencement of each interval, and Products received during such interval; and (ii) Semiannual forecasts for one (1) year from the agreement date and thereafter quarterly forecasts due at the commencement month of each interval. And if there is any additional or updated item, Reseller will from time to time furnish report to Company. The forecast will include prospects that have received a quotation from Reseller, and any prospect on the forecast will be considered registered with Company. Any inquiries from registered prospects will be referred back to Reseller. The format of the required forecast is in Appendix b.
            (iii) Orders will include the same information as the forecast, but must have the customers PO number included, as well as Reseller's PO as in Appendix C. Company and Reseller agree that forecasts are for indicative purposes only and shall not oblige Reseller to perform according to the forecasts.

      (b) Reseller will also promptly report to Company all changes in its corporate name or trading style and all changes in its articles of incorporation, by-laws or similar documents.

6. COMPANY'S RIGHT OF REJECTION OR MODIFICATION OF ORDERS; ALLOCATIONS; LIMITATION OF LIABILITY

      (a) Company shall give careful and favorable consideration to each order received from Reseller, but Company shall have the unqualified right to accept or reject each order as received, or to reduce the quantities of Products which may be ordered by Reseller. An order accepted by an employee of Company in writing (Company: Mr. Mike
            Langan / Reseller: Mr. James Lee) shall be deemed a firm order by Reseller.

      (b) In no event shall Company be deemed to have assumed any obligation except to fill orders as quickly as practicable, in accordance with subsections (a) and (b), and Reseller expressly agrees that Company shall not be liable for any direct or consequential loss or damage caused by Company's failure or inability, whether or not the same shall have been caused by any act or omission of Company or any other person, to make shipment of any Products to Reseller, Reseller's sole remedy being to cancel the order and to recover the deposit in respect of Products so delayed or remaining unshipped for more than 15 days after the agreed shipment date. In the event, however, that any shipment is delayed by a strike, lockout or by an act of God or government, or by some other cause beyond the control of Company, Company shall have the option to extend the time for the shipment for the period of delay so caused. Company shall not be required to continue to make available for sale Products or spare parts and accessories therefor.


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                      Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004

      (c) All orders placed by Reseller and all sales to it shall be subject to the provisions of this Agreement and the standard terms and conditions of sale of Company, and any provision of any purchase order placed by Reseller which is inconsistent herewith or with such terms and conditions shall be null and void unless specific reference is made to such inconsistent provision in such purchase order and unless such inconsistent provision is accepted by an employee of Company in writing.

7. CHANGE OF SPECIFICATIONS

      Company may at any time discontinue the supply of any Products or make any changes in the design, specifications or materials of Products. Company shall be under no liability to Reseller on account of any such changes; nor shall Company be required to modify or install such changes on Products previously purchased by Reseller. Reseller shall not alter any Products, whether new or used, or do anything which will in any way tend to infringe, impeach or lessen the validity of the patents or trademarks under which Products may be made or sold or which will in any way tend to impair the reputation of Company. Reseller shall not do anything which will impair or terminate the applicability of the warranty with respect to any Products.

8. SALES FACILITIES

      (a) Reseller shall establish and maintain suitable facilities for the sale of Products.

      (b) Reseller shall employ qualified personnel in all its departments, including a sufficient number of salesmen to handle the sale of Products, and parts and accessories therefore with respect to Products.

      (c) Reseller shall comply with all rules and regulations issued by Company in relation to service of Products. Reseller shall promptly investigate and handle any complaint relative to Products which may be assigned to Reseller by Company for investigation and handling, and shall supply such senile as may be reasonably required in the circumstances.

      (d) In accordance with Section 10, Reseller agrees to implement and fulfill a sales promotion program, to give proper market representation to Products and to provide satisfactory sales performance.

      (e) Company shall have the right from time to time to inspect Reseller's premises and its records and accounts with respect to the sales of Products, and to make recommendations concerning the maintenance and operation thereof and the methods of displaying and selling Products. Resellers shall give careful consideration to such recommendations and shall take such recommended steps as may reasonably be necessary for the improvement of its sales facilities and activities.

9. COMPANY'S LIMITED WARRANTY


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                      Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004

      (a) Company's Limited Warranty shall be incorporated as a condition of each sale made by Reseller. No order shall be accepted by Reseller without calling the attention of the purchaser to the provisions of Company's Limited Warranty relating to Products which are the subject of the order. Company's Limited Warranty in use at the time of this Agreement, a copy of which is annexed hereto, is accepted by Reseller, and the express Company's Limited Warranty shall exclude the implication of all other warranties, liabilities, conditions or obligations, whether or not arising from the negligence, breach of contract or other default of Company or its agents, secants or employees. Company will notify Reseller in writing of any change in the provisions of Company's Limited Warranty to be issued in the future, but no such change shall be effective as to shipments made to Reseller, or to an ultimate purchaser, respectively, prior to the effectiveness of such notice pursuant to Section 21. Acceptance by Reseller of delivery of any Products covered by Company's Limited Warranty after effectiveness of such notice shall be deemed acceptance by Reseller of such Warranty as changed.

      (b) COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF PRODUCTS OR AS TO SERVICE TO Reseller OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN COMPANY'S LIMITED WARRANTY ACCOMPANYING DELIVERY OF PRODUCTS. COMPANY RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO Reseller OR TO ANY OTHER PERSON BY REASON OF ANY SUCH CHANGE. UNLESS CONSIDERED UNENFORCEABLE OR UNLAWFUL UNDER APPLICABLE LAW:

            (i) ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED.

            (ii) THE LIABILITY OF COMPANY, IF ANY, FOR DAMAGES RELATING TO ALLEGEDLY DEFECTIVE PRODUCTS SHALL, UNDER ANY LEGAL OR
                  EQUITABLE THEORY, BE LIMITED TO THE ACTUAL PRICE PAID BY Reseller FOR SUCH PRODUCTS AND SHALL IN NO EVENT INCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

10. ADVERTISING AND PROMOTION

Reseller will not advertise or trade in Products for resale in such a manner as to prejudice the sale thereof, and will immediately withdraw any advertisement, or cease any method of trading, on being notified by Company that it considers the same objectionable. If requested by Company Reseller will submit all advertisements, sales brochures and other promotional literature to Company.

11. INDEMNIFICATION

Each of Reseller and Company agrees to indemnify and hold other harmless from and against any and all claims, damages and liabilities whatsoever, asserted by any person or entity, resulting directly or indirectly from any breach of this Agreement by it or any of its employees or agents. Such indemnification shall include the payment of all reasonable attorneys' fees and other costs incurred by it in defending any such claims.


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                      Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004

12. TERMINATION OF AGREEMENT

      (a)   Upon no less than sixty (60) days notice in writing, either Reseller
            or  Company,   at  their  respective   option,  may  terminate  this
            agreement.

      (b) Company shall not, by reason of any action taken pursuant to this Section or by reason of non-renewal of Reseller's appointment at the end of the term of this Agreement, be liable to Reseller for compensation, reimbursement, or damages or on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with Reseller's business or good will, or on any other account.

      (c) In the event of any dispute regarding termination, both sides agree to submit claims to arbitration in Minnesota according to the rules of the American Arbitration Association then in use in lieu of legal action.

13. EFFECT OF TERMINATION OR EXPIRATION

Upon the date on which termination of this Agreement becomes effective, or at the end of the term of this Agreement (unless it is immediately succeeded by a new written agreement between the parties):

      (a) Reseller shall forthwith return to Company all books, user manuals, service manuals, signs illustrating Products and the like supplied by Company.

      (b) Company shall have the option but not the obligation to reacquire from Reseller unused, undamaged and unsold Products in Reseller's stock at their original cost to Reseller.

      (c) Reseller will promptly remove at its own expense all signs bearing Company's name and all other trademarks owned or used by Company in the distribution of Products and will erase or obliterate such names and trademarks from letterheads, stationery, website, and other forms used by Reseller. Reseller will discontinue all advertising and promotional activities representing itself to be an authorized reseller of Products.

      (d) Reseller shall turn over to Company, free of charge, all of its sales records, and customer lists and other records and data relating to sales of Products.

      (e) The acceptance of any order from or the sale of any Products to Reseller after the termination or expiration of this Agreement shall not be construed as a renewal or extension thereof nor as a waiver of termination, but except with respect to discounts and in the absence of a new written agreement signed by both parties, each such transaction shall be considered to be undertaken pursuant to a contract at will and shall otherwise be governed by provisions identical with the relevant provisions of this Agreement.

      (f) NEITHER COMPANY NOR Reseller SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES ON ACCOUNT OF TERMINATION OF THIS AGREEMENT FOR ANY REASON WHATSOEVER.


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                      Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004

14. USE OF TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Reseller is allowed to use in its advertising or elsewhere Company's name or any trademark or trade name (or any mark or name closely resembling the same) now or hereafter owned or licensed by Company subject to the prior written approval of Company.

15. RESELLER LIMITED LICENSE

Company grants Reseller an exclusive limited license to sell and distribute the Product and integrate the Product into its own products within the defined Geographic area in Section 3. No other license is contemplated for Reseller or granted to Reseller by this Agreement. Specifically, no license is granted to copy the software or firmware or hardware embodied in the Product.

16. EXPENSES OF RESELLER

Reseller shall pay all expenses incurred by Reseller in performing its duties under this Agreement, including, but not limited to, all salaries, wages, commissions and fringe benefits paid to any salesmen employed by Reseller, and all travel, entertainment, advertising and other selling expenses.

17. CONFIDENTIAL INFORMATION

Each party shall retain as confidential all information and data delivered to it by the other party, which are designated in writing as confidential at the time of delivery (collectively the "Confidential Information"). Confidential Information shall not be disclosed to any third party, unless required by law or regulation. However, nothing herein is meant to preclude either party from disclosing and/or otherwise using Confidential Information (i) when the Confidential Information is actually known to the receiving party before being obtained or derived from the transmitting party; or (ii) when Confidential Information is generally available to the public without the receiving party's fault at any time before or after it is acquired from the transmitting party; or
(iii) where the Confidential Information is obtained or acquired in good faith at any time by the receiving party from a third party who has the same good faith and who is not under any obligation to the transmitting party in respect thereof; or (iv) where a written release is obtained by the receiving party from the transmitting party. The obligations of Reseller under this Article shall survive the termination of this Agreement.

18. TRADEMARKS and PATENTS

      (a) All Products sold to Reseller by Company may bear a trademark owned by Company or may be patented or having a patent pending. Any trademark or patent affixed to the Products by Company shall remain the sole property of Company. Reseller hereby acknowledges Company's exclusive right, title and interest in and to any such trademark of Company; and Reseller shall not at any time do or cause to be done any act or thing in any way contesting or in any way impairing or tending to impair any part of such right, title and interest. In


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                      Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004

            connection with the use of any such trademark or company patentable technology by Reseller, Reseller shall not in any manner represent that it has any ownership in the trademark or company patentable technology, and Reseller acknowledges that the use of any such trademark or company patentable technology shall not create in Reseller's favor any right, title or interest in or to the trademark, but that any uses of the trademark by Reseller shall inure to the benefit of Company. Upon the termination of this Agreement, Reseller shall cease and desist from all uses of any trademark or company patentable technology owned by Company, including, but not limited to, uses in connection with the sale of goods similar to the Products. Furthermore, Reseller shall at no time adopt or use, without Company's prior written consent, any word or mark which is likely to be similar to or confusing with a trademark owned by Company. The term "trademark", "patent" or "patent pending" as used herein, includes any trademark, ", "patent" or "patent pending" or trademark rights of Company, whether the trademark, ", "patent" or "patent pending" is registered pursuant to the laws of the federal government of the United States of America, or exists pursuant to the common law or the laws of any state or nation.

      (b) In the event of any infringement of the rights of Company to any trademark, ", "patent" or "patent pending" coming to the notice of Reseller during the term of this Agreement, Reseller shall promptly notify Company, in writing, and Reseller shall join with Company, if required by Company and at the expense of Company, in taking such steps as Company may deem advisable against the infringement or otherwise for the protection of the rights of Company.

19. SEVERABILITY

Should any provision of this Agreement be unenforceable or prohibited by any applicable law, this Agreement shall be considered divisible as to such provision, which shall be inoperative, but the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

20. ASSIGNMENT

Neither party may assign this Agreement, or any of its interest herein, without the prior written consent of the other party, except that Company may assign this Agreement without such consent to any person, firm or corporation succeeding to its business in the event of any change of control and also to any parent, subsidiary or affiliated company of Company. Any assignment in violation of this section shall be void.

21. NOTICE

Any notice under this Agreement shall be in writing and shall be sent by first class certified mail, postage prepaid, return receipt requested, telegram, mailgram, fax or email to the addresses set forth at the head of this Agreement or such other addresses as may be designated in writing by like notice from time to time. Such notice shall, when mailed or telegraphed, be effective on the day after it has been deposited in the mails or delivered to the telegraph company.

22. ENTIRE AGREEMENT; GOVERNING LAW

Reseller acknowledges that it has not relied on any representations, warranties or promises not contained herein, that no oral statement has been made to it that in any way tends to change or modify any of the terms of this Agreement, that there is no oral agreement or understanding between the parties affecting this Agreement or relating to the subject matter hereof, and that this Agreement, including the schedule(s) and exhibit(s) appended hereto, sets forth the entire understanding of the parties, and that there are no agreements or understandings between the parties except as set forth herein. This Agreement shall at all times be deemed a Minnesota contract, and all questions as to its interpretation and enforcement shall be governed by the laws of that state, excluding its conflict of laws rules. This Agreement may not be changed or terminated orally. All captions contained in this Agreement are for convenience only and are not a part of this Agreement.


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

                      Curtis, Inc Product Resale Agreement
                             Version of 1 June, 2004

23. AGREEMENT TO REVIEW

Company and Reseller agree to review this Agreement in six (6) months.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                [RESELLER]

                                                By __________________________

                                                Title _______________________

                                                [COMPANY]

                                                By __________________________

                                                Title________________________

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